UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                     FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): July 2, 1999

                         Commission File Number: 0-13628
                        _________________________________

                             TRIDON ENTERPRISES, INC.
              (Exact name of registrant as specified in its charter)


Colorado                                                              13-3183646
(State or other jurisdiction of                                 (I.R.S. employer
 incorporation or organization)                           identification number)

345 North Maple Drive #284, Beverly Hills  CA.                             90210
(Address of principal executive offices)                              (Zip code)

               Registrant's telephone number, including area code:
                                  (310) 858-7123

                      Name and Address for Agent of Service:
     Warren Soloski, 11300 W. Olympic Blvd, Suite 800, Los Angeles, CA  90064

                                  (310) 477-9742

ITEM 4.  SIGNIFICANT EVENTS.

Resignation of Mr. Paul Ebeling

     On April 21, 1999, Mr. Paul Ebeling, the Chief Executive Officer and Chairman of the Board of Directors of the Company tendered his resignation from all positions with the Company. The resignations were accepted by the remaining Board of Directors when tendered and the resignations became effective immediately. Kevin Welch was nominated as acting interim Chief Executive Officer and Chairman of the Board pending the election of directors at the next annual meeting of shareholders which the Company plans to hold in Los Angeles, California on October 15, 1999. The resignation of Mr. Ebeling stems from personal matters involving Mr. Ebeling that are unrelated to the Company. However, in light of the nature of the personal issues confronting Mr. Ebeling, the remaining Board of Directors believed it to be in the best interests of the Company that Mr. Ebeling forthwith resign. As of April 21, 1999, Mr. Ebeling has had no further involvement with the Company and shall have no further future involvement with the Company as well.

     In order to ensure that Mr. Ebeling would have no further participation in the Company, the Company requested that Mr. Ebeling divest himself of shares of stock (both Series A Convertible Preferred and Common Stock) in the Company. On June 23, 1999, Mr. Ebeling entered into a definitive written agreement with an unrelated third party to sell all right, title and interest in and to the Series A Preferred Stock and Shares of Common Stock of the Company. The sale and purchase agreement will close on July 1, 1999 at which time Mr. Ebeling will own no further shares of stock in the Company.

     The Company is currently investigating certain stock transactions involving Mr. Ebeling to ensure that all shares either legally or beneficially owned by Mr. Ebeling have been either sold or retired. To that end, the Company has determined that transactions involving shares of common stock transferred to Xtreme Pursuit.com is an entity which the Company believes Mr. Ebeling may hold either a legal or beneficial interest. To the extent that Xtreme Pursuit.com may have either acquired and/or sold shares of common stock of the Company, the Company intends to require that entity to comply with the requirements of the Securities and Exchange Act of 1934, as amended by filing a proper Form 13(d) and Form 4. The Company believes that the sale of shares by Mr. Ebeling to the unrelated purchaser includes the XtremePursuit.com


Litigation

Coldwater Capital, LLC v Tridon Enterprises, Inc.

     The Company was recently served with a complaint filed by Coldwater Capital, LLC ("CCL") in the Superior Court for the State of California, bearing case number SC057089, in which the CCL is seeking both compensatory and punitive damages in excess of ten million dollars ($10,000,000.00). The complaint alleges that the Company offered to sell two million (2,000,000) shares of its common stock to CCL in exchange for consideration of ten thousand dollars ($10,000.00). The Company believes that the complaint filed by CCL is without merit and the Company is prepared to defend the action. At this point, the Company has filed an answer to the Complaint and the case is proceeding forward. The Company, in order to conserve resources, will attempt to negotiate a settlement with the plaintiff, if a settlement is possible.


Lucas Plaza Associates v Tridon Enterprises, Inc.

     In 1989, the Company was sued by Lucas Plaza Associates ("LPA") in the Circuit Court for the State of Missouri, bearing case number 902-2217. LPA has alleged that the Company is in breach of contract for lease obligations on property located in St. Louis, Missouri. While the case lay dormant for many years, LPA has recently begun the prosecution of the case and the Company is defending the action. The complaint filed by LPA is seeking both compensatory and punitive damages of one hundred ninety six thousand six hundred dollars ($196,600). The Company was informed that LPA obtained a judgment against the Company in the amount of $196,600 by way of a motion for summary judgment filed by LPA. The Company, in order to conserve resources, will attempt to negotiate a settlement with the plaintiff, if a settlement is possible.


J. Kujawa v Tridon Enterprises, Inc.

     In 1989, the Company was sued by James Kujawa ("JK") in the Circuit Court for the State of Missouri, bearing case number 902-02138. JK has alleged that the Company is indebted to JK for performance of labor and materials supplied for buildout of leased property space located in St. Louis, Missouri. While the case lay dormant for many years, JK has recently begun the prosecution of the case and the Company is defending the action. The complaint filed by JK is seeking both compensatory and punitive damages of one hundred sixty two thousand nine hundred twenty-two dollars ($162,922). The Company was informed that JK obtained a judgment against the Company in the amount of $162,922 by way of a motion for summary judgment filed by JK. The Company, in order to conserve resources, will attempt to negotiate a settlement with the plaintiff, if a settlement is possible.


IMEX Communications Corporation and TelNet, LLC Agreements

     The Company had previously announced that it had entered into two (2) resale agreements with IMEX Communications Corporation and TelNet, LLC, respectively. One of the agreements, executed on April 6, 1999, required the Company to provide international long distance minutes to TelNet, LLC to the following countries: India, Nigeria and Pakistan. The contract with TelNet LLC would have generated a minimum revenue base of $8.5 million monthly to the Company. In order to provide the international long distance minutes to TelNet, LLC, the Company entered into an agreement with IMEX Communications, Inc., on April 5, 1999 which was to provide the Company with the ability to provide international long distance services to over 100 countries including India, Pakistan, and Nigeria. IMEX Communications, Inc. defaulted on its obligation to provide the Company with a schedule of minutes and rates as per its contractual requirements and, therefore, prevented the Company from fulfilling its obligations to TelNet, LLC. The Telnet, LLC agreement expired on April 21, 1999. A letter from TelNet, LLC to the Company dated April 22, 1999, indicates that TelNet desires to continue a relationship with the Company should the Company be able to provide competitive international long distance rates. Current management is reviewing with its counsel the right to bring legal action against IMEX Communications for damages in an amount to be determined. At this time, the Company has not instituted any litigation in connection with these matters.


IUSACELL Philippines Joint Venture

     The Company previously announced the execution of a definitive agreement to form a joint venture with IUSACELL Philippines to provide circuit capacity to the Company. Current management has discovered that the agreement between the parties was a verbal agreement and has decided to postpone any further discussions pending the outcome of the aforementioned negotiations.


Vertex Corporation Spin-Off

     The Company has previously announced the spin-off of Vertex Corporation, a wholly-owned subsidiary, to its shareholders. The spin-off is part of the planned reorganization of the Company and has formed a part of the negotiations that the Company is having with other telecommunications companies in the hopes of effectuating a reorganization or acquisition. The spin-off will only occur if the Company is able to transact a merger or consolidation with another entity that can further the interests of the Company and its shareholders. The Company makes no warranty as to the success or failure of Vertex Corporation, or if there will be management in place to develop a market for Vertex hair products.


Compliance Reporting

     The Company is in the process of preparing its 10-K for its fiscal year ended April 30, 1999. The Company believes that it will timely file its Form 10-K with the Securities and Exchange Commission on or before July 31, 1999.



                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TRIDON ENTERPRISES, INC.
                                   Registrant


Date: July 1, 1999                 /s/Kevin Welch
                                   Kevin Welch, Acting President